                                     TENDER OFFER

                              OFFER TO PURCHASE FOR CASH
                                          BY
                              ACTIVE ANKLE SYSTEMS, INC.

                              SHARES OF ITS COMMON STOCK
                                 AT $27 NET PER SHARE


THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., LOUISVILLE, KENTUCKY, TIME ON ________________, 1997, UNLESS THIS OFFER IS EXTENDED.

                                     ------------
                                     ------------

    Active Ankle Systems, Inc., a Kentucky corporation (the "Company"), is offering to purchase from each record holder ("Holder") of its common stock ("Shares"), all or any portion of the Shares owned by such Holder, for a price of $27 per share in cash, upon the terms and conditions stated herein and the Election attached hereto as Exhibit A.

                                     ------------
                                     ------------

         THIS OFFER IS NOT CONTINGENT UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED; THE OFFER IS HOWEVER, CONTINGENT UPON THE SALE OF A MINIMUM OF $1,800,000 OF SHARES TO THE PUBLIC, PURSUANT TO A PUBLIC OFFERING DESCRIBED IN THE PRELIMINARY PROSPECTUS ATTACHED AS EXHIBIT B.

                                     ------------
                                     ------------

NEITHER THE COMPANY NOR THE BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO ANY SHAREHOLDER AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES IN THIS OFFER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES TO TENDER. THE COMPANY HAS BEEN INFORMED THAT SOME OF ITS SHAREHOLDERS AND DIRECTORS WILL TENDER SOME OR ALL OF THEIR SHARES. THOSE WHO HAVE ON THE DATE HEREOF ALREADY EXPRESSED TO MANAGEMENT AN INTENT TO TENDER ARE LISTED ON EXHIBIT C HERETO.

                                     ------------
                                     ------------

NOTE THAT SOME OF THE DIRECTORS ARE TENDERING THEIR SHARES, AND THEREFORE HAVE A CONFLICT OF INTEREST.

                                     ------------
                                     ------------

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                                     ------------
                                     ------------

    The Offer does not constitute an offer or solicitation by the Company or any other person for the purchase of any securities other than the securities covered by this Offer. The Offer is not being made to, and tenders will not be accepted from, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Company may, in its sole discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and to extend the Offer to holders of Shares in such jurisdiction.

                                     ------------
                                     ------------

    NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE COMPANY AS TO WHETHER SHAREHOLDERS SHOULD TENDER OR REFRAIN FROM TENDERING SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFER OTHER THAN THOSE CONTAINED IN THIS OFFER OR IN THE ELECTION. IF MADE OR GIVEN, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                                     ------------
                                     ------------

    THE COMPANY HAS OBTAINED AN APPRAISAL BY A LOUISVILLE ACCOUNTING FIRM, A COPY OF WHICH HAS ALREADY BEEN SUPPLIED TO ALL SHAREHOLDERS. THE COMPANY MAKES NO REPRESENTATION AS TO THE ACCURACY OF SUCH VALUATION, NOR TO ITS METHODOLOGY OR RELIABILITY. THE COMPANY ONLY DISCLOSES THE EXISTENCE OF SUCH VALUATION. ANY SHAREHOLDER MAY CONTACT _________________ AT _______________________ WHO IS AVAILABLE FOR CONSULTATION, AT NO COST TO THE SHAREHOLDER OR HIS/HER FINANCIAL ADVISOR OR ACCOUNTANT.

                                     ------------
                                     ------------

                                      IMPORTANT

                              PROCEDURE TO MAKE ELECTION

    ANY SHAREHOLDER DESIRING TO TENDER ALL OR ANY PORTION OF SUCH SHAREHOLDER'S SHARES SHOULD COMPLETE AND SIGN THE ELECTION ATTACHED AS EXHIBIT A, OR A COPY THEREOF, AND DELIVER SAME (BY MAIL, EXPRESS, OR PERSONAL DELIVERY) TO THE COMPANY, ATTN: GARY G. HERZBERG, 509 BARRET AVENUE, LOUISVILLE, KENTUCKY 40204, NO LATER THAN ________, 1997, AT 5:00 P.M.

    ANY QUESTIONS OR REQUESTS FOR ASSISTANCE SHOULD BE ADDRESSED TO GARY G. HERZBERG OR RONALD W. SCHULTZ, ACTIVE ANKLE SYSTEMS, INC. 509 BARRET AVENUE, LOUISVILLE, KENTUCKY 40204, TELEPHONE 502-582-2655.

                                  TABLE OF CONTENTS

INTRODUCTION

DESCRIPTION OF THE OFFER

PROCEDURE FOR TENDERING SHARES

NONCOMPLIANCE BY SHAREHOLDER

WITHDRAWAL RIGHTS

CANCELLATION OF TENDER

PRELIMINARY PROSPECTUS

MISCELLANEOUS

EXHIBITS

     A - Form For Election

     B - Preliminary Prospectus

     C - List of Shareholders Who Have Expressed an Intent Not to Tender

                                     INTRODUCTION

    The Board of Directors of the Company has adopted a business plan which changes the overall strategic direction of the Company. The Company currently is the manufacturer of patented ankle braces. The new business plan will expand the Company's operations into consumer and catalog sales. The plan is described in the Preliminary Prospectus attached as Exhibit B.

    Because the new plan represents a departure from past operations, the Board of Directors determined that the present shareholders should be given the opportunity to sell their shares. The Board has approved the transaction to the extent that it can. However, because they all are shareholders of the Company, the transaction represents a conflict of interest transaction under applicable law. Therefore, there is not a majority of the Board who can under the Kentucky corporation law approve the transaction. Accordingly, the transaction has been submitted to the Company's shareholders, who approved the transaction.

    Neither the Company, nor any Shareholder of the Company, nor any director or officer, makes any representation as to the fairness of the offered price of $27 per share. The Company has obtained an independent valuation from Cotton & Allen, a Louisville accounting firm, and that document has previously been furnished to each Shareholder. No representation is made as to the accuracy or methodology of the Cotton & Allen valuation; it is attached solely as a matter of disclosure. Each Shareholder is advised to consult with his/her own financial advisor or accountant; each Shareholder or her/his financial advisor may contact Robert Montgomery at Cotton & Allen (without cost to the shareholder), who is available to ask any questions a Shareholder or financial advisor may have about the valuation report.

    Each Shareholder is advised that he/she must make his/her own decision as to whether to tender shares.


                               DESCRIPTION OF THE OFFER

    The offer is to purchase all or any portion of each Shareholder's Shares at a cash price of $27 per share. The only contingency is that the Company be successful in selling at least $1,800,000 of additional common stock offered pursuant to the Preliminary Prospectus attached as Exhibit B. If the Company is not so successful, then this Offer is null and void. If the Company is successful, then the Shares tendered shall be purchased within 30 days after receipt of the first $1,800,000, receipt by the Company of the stock certificate for the tendered shares and proof of ownership acceptable to the Company.

    Each Shareholder may tender all or any portion of the Shares owned by that Shareholder. There is no minimum number of shares to be tendered.

    The shares will be purchased for cash (i.e. ready funds), subject to no deductions other than any deductions required by applicable tax laws.

    The Offer will remain open until Midnight on the tenth day after the date hereof. Thereafter, the Offer shall be deemed to have been declined in full by any Shareholder who has not tendered an Election in the form attached as Exhibit A.

    The Company reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open, by giving oral or written notice to the Shareholders of such extension and making a public announcement thereof. There can be no assurance, however, that the Company will exercise its right to extend the offer.


                            PROCEDURE FOR TENDERING SHARES

    To tender Shares, the Shareholder need only execute a copy of the Election (attached as Exhibit A) and return the executed original to Gary G. Herzberg, Active Ankle Systems, Inc., 509 Barret Avenue, Louisville, Kentucky 40204. Any method which results in such Election actually arriving in Mr. Herzberg's hands is acceptable; however, such Election shall not be complete unless and until such Election is in Mr. Herzberg's possession, and it is the responsibility of the Shareholder to make sure that the Election is in Mr. Herzberg's hands.

    No signature guarantee is required. The certificate for the shares must be supplied before payment, but need not accompany the Election.


                             NONCOMPLIANCE BY SHAREHOLDER

    The Company reserves the absolute right to reject any tender which does not comply strictly with the terms of the Offer or which, in the opinion the Company's legal counsel, would be contrary to any law or regulation. In addition, the Company reserves the right, in its absolute discretion, to waive any noncompliance.


                                  WITHDRAWAL RIGHTS

    Any Shareholder may withdraw his/her tender through the expiration date of this Tender Offer. After that date, the tender shall be irrevocable.

                                CANCELLATION OF TENDER

    This Offer may be terminated at the will of the Company, before or after filing of an Election by a Shareholder, and will be terminated upon the occurrence of any of the following:

    (1) The failure of the Company to sell at least $1,800,000 of the shares offered pursuant to the Preliminary Prospectus, a draft of which is attached as Exhibit B.

    (2) If there is threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal which challenges the making of the Offer, the acquisition of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer or the offering of shares pursuant to the Preliminary Prospectus attached as Exhibit B.

    (3) If there is threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal which: (a) in the sole judgment of the Company, make the acceptance for purchase of some or all of the Shares illegal or otherwise restrict or prohibit consummation of the Offer; (b) delay or restrict the ability of the Company, or render the Company unable, to accept for purchase some or all of the Shares; (c) materially impair the contemplated benefits of the Offer to the Company; or (d) materially affect the business, condition (financial or other), income, operations or prospects of the Company, taken as a whole, or otherwise materially impair in any way the contemplated future conduct of the business of the Company.

    (4) If at any time any event occurs which, in the sole judgment of the Company, would materially impair the business, condition (financial or other), income, operations or prospects of the Company, taken as a whole, or otherwise materially impair in any way the contemplated future of the conduct of the business of the Company.

    The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to such condition. Any such condition may be waived by the Company, without the Company having any obligation to do so.


                                PRELIMINARY PROSPECTUS

    The contents of the Preliminary Prospectus attached as Exhibit B are hereby incorporated by reference as if fully set forth herein, and shall be an integral part of this Offer.

    Shareholders should consult their tax advisors regarding the tax treatment of the proceeds of this sale. The Company makes no representation regarding the tax consequences of tendering shares pursuant hereto, depending upon the circumstances of each shareholder.


                                    MISCELLANEOUS

    The Offer is not being made to any person or Holder in any jurisdiction where the making of the Offer would be in violation of applicable Blue Sky or other applicable laws. The Company is not aware of any such jurisdiction, but if it does learn of such a jurisdiction, it will make a good faith effort to comply with such laws. If compliance is not, in the sole judgment of the Company, practicable, this Offer shall be null and void as to such Shareholder.


                        ACTIVE ANKLE SYSTEMS, INC.


                        By:  ______________________________

                             Gary G. Herzberg, President

                                      EXHIBIT A

                                  FORM FOR ELECTION

                                      EXHIBIT B

                                PRELIMINARY PROSPECTUS

                                      EXHIBIT C

                                 LIST OF SHAREHOLDERS
                      WHO HAVE EXPRESSED AN INTENT NOT TO TENDER

Shareholder             Shares Owned   Shares Tendered     Shares Retained
-----------             ------------   ---------------     ---------------
Henry H. Porter, Jr.       19,700           -0-              19,700

Gary G. Herzberg              200           -0-                 200

Ronald W. Schultz           6,640           -0-               6,640

Glen R. Snow                1,000           -0-               1,000

Andrew Pfeifer              3,846           -0-               3,846

Greg Deuser                 1,000           -0-               1,000

Joan Cralle-Day             6,932           -0-               6,932

Bosworth M. Todd            3,000           -0-               3,000
                                                              -----

                                                             42,318

                                       ELECTION


                              ACTIVE ANKLE SYSTEMS, INC.


To: Diane Lilly
    Corporate Secretary
    Active Ankle Systems, Inc.
    509 Barret Avenue
    Louisville, Kentucky 40206

Re: Tender Offer for Shares

Check one:

_____ Notice is hereby given to Active Ankle Systems, Inc. that the undersigned shareholder of such corporation hereby elects to sell ___ shares to the Corporation at a price of $27 per share. The remainder of the shares owned by me, if any, will be retained by me and I reject the tender offer for those shares. I understand that this sale is contingent upon the successful sale of at least $1,800,000 of common shares to the public, pursuant to the preliminary prospectus which has been supplied to me.

or

_____ Notice is hereby given to Active Ankle Systems, Inc. that the undersigned elects not to sell any shares.

    EXECUTED this ___ day of ______, 1997.


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                                     Printed Name:
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